As filed with the Securities and Exchange Commission on June 13, 2024

Registration No. 333-276704

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION

(Exact name of registrant as specified in its charter)

Canada	2833	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8

(855) 558-9333

Attention: Corporate Secretary

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington DC 20005

(202) 572-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christelle Gedeon Canopy Growth Corporation 1 Hershey Drive Smiths Falls, Ontario, Canada K7A 0A8 (855) 558-9333	Yariv Katz Keith Pisani Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000	Jonathan Sherman Tayyaba Khan Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre — North Tower, 40 Temperance St. Toronto, Ontario, Canada M5H 0B4 (416) 869-5300

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) is being filed by Canopy Growth Corporation (the “Company”), to withdraw and remove from registration all of the unsold securities under the Registration Statement on Form S-1 (File No. 333-276704) (the “Registration Statement”), which was originally filed with the U.S. Securities and Exchange Commission on January 26, 2024, and was declared effective on February 5, 2024.

The Company is terminating all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration any of the securities registered but unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 13th day of June, 2024.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Name:	Judy Hong
Title:	Chief Financial Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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